UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3 to the Form 8-A filed on November 18, 2009)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1196501
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Fifth Avenue
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series J Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

EXPLANATORY NOTE

Barnes & Noble, Inc. (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2009 and previously amended on June 23, 2010 and October 29, 2010 (the “Registration Statement”) as follows:

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of the Registrant’s Current Report on Form 8-K under the heading “Amendment to the Rights Agreement”, filed with the SEC on August 18, 2011. The content under the heading “Amendment to the Rights Agreement” of the Current Report on Form 8-K describes an amendment to the Rights Agreement dated as of November 17, 2009 and previously amended on February 17, 2010, June 23, 2010 and October 29, 2010, between the Registrant and Mellon Investor Services LLC, as rights agent. A copy of such amendment is attached hereto as Exhibit 4.5 and is hereby incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.5
Fourth Amendment dated as of August 18, 2011, to the Rights Agreement, dated as of November 17, 2009 and previously amended on February 17, 2010, June 23, 2010 and October 29, 2010, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARNES & NOBLE, INC.

Date: August 18, 2011	By:	/s/ Eugene V. DeFelice
		Name	Eugene V. DeFelice
		Title	Vice President, General Counsel and Corporate Secretary